UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2024, Orgenesis Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Theracell Advanced Biotechnology S.A, Theracell Advanced Biotechnology LTD and IDNA Genomics Public Limited (collectively, “Theracell”) for the purchase by the Company of the following assets (the “Assets”):

●	50% of the outstanding ownership rights and equity interests in Theracell Laboratories IKE (“Theracell IKE”) not currently owned by the Company so that the Company shall own 100% of the outstanding equity interests of Theracell IKE; and
●	Certain products (the “Products”), which include: (i) the manufacturing processes, algorithms, work instructions, test methods, standard operating procedures and specifications for producing Tumor Infiltrating Lymphocytes (“TILs”) that meet current Good Manufacturing Practice (cGMP) requirements that will enable the Company to potentially use this product as a platform for treating a wide variety of solid tumors; (ii) a 3rd generation GMP lentivirus production process, which is part of a therapy manufacturing process that will enable the Company to potentially treat Beta Thalassemia therapies; (iii) an oncolytic virus cell carrier platform which will enable the Company to potentially develop treatments for an array of cancers; (iv) a process for the potential treatment of mesenchymal stem cells for kidney disorders; (v) a process for controlled isolation of regenerative EVs derived from mesenchymal stem cells for the potential treatment of kidney disorders; and (vi) bioxome encapsulated APIs for improved transdermal delivery and bioavailability for the potential treatment of atopic dermatitis/wound healing; including Theracell’s rights, title and interests in and to all intellectual property, including, but not limited to, patents, patent applications, know-how, materials, licenses, permits and approvals relating to Products as further described in the Purchase Agreement.

Pursuant to the Purchase Agreement, in consideration for the purchase of the Assets, the Company will pay Theracell an aggregate purchase price of $13,000,000 (the “Consideration”), which is equal to the value of the Assets established by a third-party valuation firm selected by the Company, less a debt adjustment in the amount of $10,324,241.79 which is owed by Theracell to the Company (the “Debt”). The aggregate Consideration will be paid by the Company as follows: (i) $400,000 will be paid to Theracell within 60 days after signing of the Purchase Agreement, (ii) $250,000 will be paid to Theracell within one year after signing of the Purchase Agreement, and (iii) the remaining amount (less any Debt) will be paid to Theracell in four equal annual payments beginning on December 30, 2025 and ending on December 30, 2028.

The Purchase Agreement contains representations, warranties, and covenants of the parties that are customary for a transaction of this type. The foregoing summary of the Purchase Agreement does not purport to be complete, and is subject to and qualified in its entirety by the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 of this Current Report on Form 8-K, on July [12], 2024, the Company acquired the Assets pursuant to the Purchase Agreement. The information set forth under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of July [12], 2024, among Orgenesis Inc., Theracell Advanced Biotechnology S.A, Theracell Advanced Biotechnology LTD and IDNA Genomics Public Limited*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: July 12, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary